UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

As previously disclosed, on October 21, 2013, KiOR, Inc. (the “Company”) and its wholly-owned subsidiary Kior Columbus, LLC, (“KiOR Columbus”) entered into an amendment no. 2 (the “Amendment”) to the Loan and Security Agreement, dated as of January 26, 2012, as amended by amendment no. 1 thereto (as amended by the Amendment, the “Loan and Security Agreement”) with the Company and KiOR Columbus as borrowers (collectively, the “Borrowers”), 1538731 Alberta Ltd. as agent and lender, and 1538716 Alberta Ltd., as lender, (collectively, the “Alberta Lenders”), and KFT Trust, Vinod Khosla, Trustee, (“Khosla” and, collectively with the Alberta Lenders, the “Lenders”).

Pursuant to the Loan and Security Agreement, the Alberta Lenders had made a term loan to the Borrowers in the principal amount of $50 million and Khosla had made a term loan to the Borrowers in the principal amount $25 million, for a total of $75 million in principal amount (collectively, the “Loan Advance”).

The terms of the Loan and Security Agreement, including the terms of conversion and exercise of the warrants issuable in connection with each Loan Advance, are described in further detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 18, 2013, including exhibits 99.1-99.10 thereto and in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 21, 2013, including exhibit 99.1 thereto (collectively, the “Original Filings”), which are incorporated by reference herein.

As required in the Loan and Security Agreement, on the first day of each subsequent 12 month period from March 17, 2013, the Company agreed to grant to the Lenders additional shares under their respective ATM Warrants previously granted to them equal to (i) 3.75% of the average principal balance of the Loan Advance payable to such Lender as of the last calendar day of each of the subsequent twelve (12) months, divided by (ii) 100% of the volume-weighted average closing market price per share of the Company’s Class A Common Stock over the 20 consecutive trading days ending on, but excluding, the day of grant (the “Average Market Price”). As such, on March 18, 2014 the Company issued the Lenders ATM Warrants to purchase an aggregate of 3,032,406 shares of its Class A common stock for an exercise price of $1.37.

In addition, if the Company elects payment of paid-in-kind interest on the outstanding principal balance of the Loan Advance for any month, the Company must issue each Lender a Subsequent PIK Warrant for the purchase of a number of shares of the Company’s Class A common stock (assuming no net issuance) equal to 18% of the amount of interest paid-in-kind payable over the 12 months following March 17, 2014 divided by the Average Market Price. The Company has elected to pay-in-kind interest over the twelve (12) months following April 1, 2014. As such, on March 18, 2014 the Company issued the Lenders Subsequent PIK Warrants to purchase an aggregate of 2,342,471 shares of its Class A common stock for an exercise price per share of $1.37.

The foregoing descriptions of the ATM Warrants and Subsequent PIK Warrants issued to the Lenders are qualified in their entirety by reference to the ATM Warrants and Subsequent PIK Warrants filed as Exhibits 99.1-99.6 to this Current Report on Form 8-K and incorporated by reference herein.

The Company issued the ATM Warrants and the Subsequent PIK Warrants in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by the Lenders, including the representations with respect to the Lenders’ status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the Lenders’ investment intent with respect to the warrants and the underlying shares of Class A common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	ATM Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to 1538716 Alberta Ltd.

99.2	ATM Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to 1538731 Alberta Ltd.

99.3	ATM Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to KFT Trust, Vinod Khosla, Trustee

99.4	Post-First Amendment Additional Warrant Agreement to Purchase Shares of Class A Common Stock, dated as of March 17, 2013 issued by the Company to 1538716 Alberta Ltd.

99.5	Post-First Amendment Additional Warrant Agreement to Purchase Shares of Class A Common Stock, dated as of March 17, 2013 issued by the Company to 1538731 Alberta Ltd.

99.6	Post-First Amendment Additional Warrant Agreement to Purchase Shares of Class A Common Stock, dated as of March 17, 2013 issued by the Company to KFT Trust, Vinod Khosla, Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: March 20, 2014	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
Vice President, General Counsel and Secretary and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	ATM Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to 1538716 Alberta Ltd.

99.2	ATM Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to 1538731 Alberta Ltd.

99.3	ATM Warrant Agreement to Purchase Shares of Class A Common Stock dated as of March 17, 2013 issued by the Company to KFT Trust, Vinod Khosla, Trustee

99.4	Post-First Amendment Additional Warrant Agreement to Purchase Shares of Class A Common Stock, dated as of March 17, 2013 issued by the Company to 1538716 Alberta Ltd.

99.5	Post-First Amendment Additional Warrant Agreement to Purchase Shares of Class A Common Stock, dated as of March 17, 2013 issued by the Company to 1538731 Alberta Ltd.

99.6	Post-First Amendment Additional Warrant Agreement to Purchase Shares of Class A Common Stock, dated as of March 17, 2013 issued by the Company to KFT Trust, Vinod Khosla, Trustee